Filed pursuant to Rule 424(b)(3)

Registration No. 333-215672

PROSPECTUS

10,725,969 Shares
Common Stock

This prospectus relates solely to the offer and sale from time to time of up to an aggregate of 10,725,969 shares of our common stock by the selling stockholders identified in this prospectus or a supplement hereto. These shares consist of shares of our common stock, and shares of our common stock underlying warrants, that we issued to the selling stockholders pursuant to a private placement of units, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock.

This prospectus describes the general manner in which the shares of common stock may be offered and sold by the selling stockholders. If necessary, the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

We are not offering any shares of common stock for sale under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby.

Our common stock is listed on The Nasdaq Capital Market under the symbol “IMMY.” On January 27, 2017, the last reported sale price of our common stock on The Nasdaq Capital Market was $2.48.

Investing in our common stock involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our common stock. See “Where You Can Find More Information” below.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 30, 2017.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission. Under that registration statement, the selling stockholders may offer from time to time up to an aggregate of 10,725,969 shares of common stock in one or more offerings.

The registration statement of which this prospectus is a part is being filed in accordance with the registration rights agreement, dated as of December 27, 2016, by and among Imprimis Pharmaceuticals, Inc. and the selling stockholders party thereto. Pursuant to the registration rights agreement, we have agreed to indemnify and hold harmless, to the extent permitted by law, each of the selling stockholders party to the registration rights agreement and each of such selling stockholder’s officers, directors, members, managers, employees and agents, successors and assigns, and each other person, if any, who controls such selling stockholder within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), from and against certain losses, claims, damages and liabilities, including certain liabilities under the Securities Act.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

We have registered trademarks, copyrights and/or pending trademark and copyright applications for Imprimis®, ImprimisRx®, Imprimis Pharmaceuticals®, Imprimis Cares!®, SSP Technology®, Go Dropless®, LessDrops®, Dropless Cataract Surgery®, Dropless Cataract Therapy®, Dropless Therapy®, Trimoxi®, Pred-Moxi® , HLA®, Triple Drop®, ED Free®, Defeat IC©®, Say Goodbye©, Dropless™, PPS-DR™, Stericheck™, Pred-Moxi-Ketor™, Pred-Moxi-Brom™, Pred-Ketor™, Dex-Moxi™, Combination Drop Therapy™, Compounded Alternative™, Compounded Choice™, Custom Compounding ChoiceTM, Pred-Gati™, Pred-Gati-Nepaf™, Pred-Nepaf™, Correct Compound™, Making Drugs Affordable Again™, Superbundle™, People Focused™, MKO Melt™ and IV Free™. All other trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectuses are the property of their respective owners.

Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” and “Imprimis” refer to Imprimis Pharmaceuticals, Inc. and its subsidiaries.

3

IMPRIMIS PHARMACEUTICALS, INC.

Imprimis Pharmaceuticals, Inc. is a national leader in the development, production and dispensing of innovative proprietary compounded pharmaceuticals that we make available to physicians and patients at affordable prices. Under our Imprimis Cares® program, we own, market and dispense a portfolio of lower-cost compounded alternatives to higher-priced FDA-approved drugs in several therapeutic areas, including ophthalmology, urology, dermatology and infectious diseases. We believe our proprietary formulations may offer competitive advantages and serve unmet needs in the marketplace. We plan to expand our Imprimis Cares program by introducing additional customizable compounded drug formulations in order to provide patients with access to alternatives to increasingly expensive FDA-approved medications. Our Imprimis Cares program aligns with our corporate mission, vision and values of providing physicians and their patients with high-quality individualized compounded medications at accessible prices.

Outside of the Imprimis Cares program, we also make and dispense a portfolio of non-proprietary compounded drugs in therapeutic areas that may be overlooked by commercial pharmaceutical companies. We offer customizable compounding products that consist of sterile injectable and non-sterile integrative medicine therapies that are used in various therapeutic areas, including oncology, autoimmunity, chronic infectious diseases and endocrine and metabolic diseases.

Our ImprimisRx compounding facilities, based in New Jersey, California, and Pennsylvania, are through which we make, dispense and sell our proprietary compounded formulations and other non-proprietary products. All of our customized formulations are made in the United States.

We are incorporated in the State of Delaware. Our executive offices are located at 12264 El Camino Real, Suite 350, San Diego, California 92130 and our telephone number is (858) 704-4040. Our website address is imprimispharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

RISK FACTORS

Investing in our common stock involves risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our most recent quarterly report on Form 10-Q, each of which is on file with the SEC and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future including any applicable prospectus supplement. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”

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Risks Relating to the Offering by the Selling Stockholders

Issuance of shares of our common stock upon the exercise of warrants will dilute the ownership interest of our existing stockholders and could adversely affect the market price of our common stock.

The exercise of the warrants issued in the private placement will reduce a stockholder’s percentage voting and ownership interest. The exercise, or potential exercise, of these warrants could adversely affect the market price of our common.

We may become obligated to pay liquidated damages if we fail to file, obtain effectiveness and maintain effectiveness of a registration statement under a registration rights agreement we entered into with the selling stockholders.

We have granted to the selling stockholders resale registration rights pursuant to the terms of a registration rights agreement. In addition to the registration rights, the selling stockholders are entitled to receive liquidated damages upon the occurrence of a number of events relating to filing, becoming effective and maintaining an effective registration statement covering the securities being registered. The liquidated damages will be payable upon the occurrence of each of those events and each monthly anniversary thereof until cured. The amount of liquidated damages payable per monthly period is equal to 1.0% of the aggregate purchase price paid by each selling stockholder, provided, however, the maximum aggregate liquidated damages payable to a selling stockholder is 10% of the aggregate subscription amount paid by a selling stockholder pursuant to the private placement.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “will”, “would” as well as similar expressions. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to reflect facts and circumstances after the date of this prospectus. Before deciding to purchase our securities, you should carefully read both this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. We, however, will receive the exercise price of any of the warrants sold in the private placement; if all those warrants are exercised for cash, we would receive gross proceeds of approximately $9.4 million. Any proceeds received on the exercise of the warrants would be used for general working capital purposes.

5

SELLING STOCKHOLDERS

2016 Private Placement Financing

On December 19, 2016, we entered into a securities purchase agreement with certain accredited investors that provided for the sale of 5,257,828 units, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock, at a price of $1.915 per unit, for aggregate gross proceeds of approximately $10.1 million. The investors include four executive officers, employees and/or directors of our company, each of whom agreed to purchase the units on the same terms and conditions as the other investors. We closed the offering on December 27, 2016.

In connection with the private placement, we entered into a registration rights agreement, dated December 27, 2016, with the investors, pursuant to which we agreed to register for resale by the investors the shares of common stock, and the shares of common stock underlying the warrants, purchased by the investors pursuant to the securities purchase agreement. We committed to file the registration statement no later than January 26, 2017 and to cause the registration statement to become effective no later than April 26, 2017. The registration rights agreement provides for liquidated damages upon the occurrence of certain events, including our failure to file the registration statement on or before January 26, 2017 or cause it to become effective on or before April 26, 2017. The amount of liquidated damages payable to an investor would be 1.0% of the aggregate amount invested by an investor for each 30-day period, or pro rata portion thereof, during which the default continues, up to a maximum amount of 10% of the aggregate amount invested by the investor. We filed the registration statement of which this prospectus is a part with the SEC pursuant to the registration rights agreement.

National Securities Corporation acted as placement agent in the financing. For its services as placement agent, we agreed to pay to National Securities Corporation a cash commission equal to 7.5% of the gross proceeds from the sale of the units and issue it a three-year warrant to purchase that number of shares of common stock equal to 4% of the number of shares of common stock issued to the investors in the private placement (excluding the shares of common stock underlying the warrants). Pursuant to this agreement, at the closing of the financing, we issued to National Securities Corporation a three-year warrant to purchase up to 210,313 shares of common stock. National Securities Corporation is a selling stockholder.

Selling Stockholder Table

The following table sets forth for each selling stockholder, the name, the number and percentage of shares of common stock beneficially owned as of January 20, 2017, the maximum number of shares of common stock that may be offered pursuant to this prospectus and the number and percentage of shares of common stock that would be beneficially owned after the sale of the maximum number of shares of common stock, and is based upon information provided to us by each selling stockholder for use in this prospectus. The information presented in the table is based on 18,627,915 shares of our common stock outstanding on January 20, 2017.

The warrants held by the selling stockholders are not exercisable until June 27, 2017. For purposes of the table below, shares of common stock and percentage ownership listed in the following table assume that the warrants are currently exercisable and thus the shares of common stock underlying their warrants are deemed to be outstanding and to be beneficially owned by the selling stockholder holding the warrants, but are not treated as outstanding for the purpose of computing the percentage ownership of any other selling stockholder.

Unless otherwise indicated below, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

6

	Shares Beneficially Owned			Maximum Number of Shares to be	Shares Beneficially Owned After the Sale of the Maximum Number of Shares
NAME OF SELLING STOCKHOLDER	Number(1)		Percentage	Sold Hereunder	Number	Percentage

EMPLOYEES AND DIRECTORS:
BEADORE TRUST DATED MARCH 20, 2015	1,088,076	(2)	5.7%	312,000	776,076	4.1%
ANDREW & BRITTANY BOLL	205,400	(3)	1.1%	78,000	127,400	*
RICHARD L. LINDSTROM	217,094	(4)	1.2%	200,000	17,094	*
DENNIS E. SAADEH	193,019	(5)	1.0%	100,000	93,019	*

OTHER SELLING STOCKHOLDERS:

ANDREW SCHWARTZBERG	456,000		2.4%	456,000	0	*
KEITH ARCHER IRA(6)	35,000	(7)	*	26,000	9,000	*
B & D INVESTMENTS LLC(8)	256,635	(9)	1.4%	104,000	152,635	*
BIBICOFF FAMILY TRUST(10)	52,000		*	52,000	0	*
ANTHONY J. BRENT AND ALEXANDRA H. BRENT	57,000	(11)	*	52,000	5,000	*
MICHAEL SEAN BROWNING	48,000	(12)	*	40,000	8,000	*
SIVAN PADNOS CASPI AND TAL A. CASPI JTWROS	30,000		*	30,000	0	*
JASON ROBERT CAVALIER	289,134	(13)	1.5%	208,000	81,134	*
MICHAEL J. CAVALIER, JR.	147,925	(14)	*	104,000	43,925	*
R & A CHADE FAMILY TRUST(15)	64,000	(16)	*	52,000	12,000	*
THE STEVEN AND KRISTIN CHAPIN FAMILY TRUST(17)	103,000	(18)	*	78,000	25,000	*
CLIFFORD FAMILY TRUST DATED DECEMBER 22, 1999(19)	125,000	(20)	*	60,000	65,000	*
NFS/FTMC ROLLOVER IRA FBO ROBERT C. CLIFFORD(21)	100,000		*	100,000	0	*
CONRAD GROUP INC. DEFINED BENEFIT PLAN(22)	104,000		*	104,000	0	*
STEPHEN DENELSKY	104,000		*	104,000	0	*
NFS/FTMC SEP IRA FBO ANKUR V. DESAI(23)	54,000	(24)	*	52,000	2,000	*
PETER C. GERLACH	52,000		*	52,000	0	*
GFLT 1999(25)	181,000	(26)	*	156,000	25,000	*
SANFORD GREENBERG	26,000		*	26,000	0	*
JOHN J. GRIMLEY JR.	193,200	(27)	1.0%	104,000	89,200	*
THE HANDLER REVOCABLE TRUST(28)	24,000	(29)	*	12,000	12,000	*
JAMES P. HUGGINS REVOCABLE TRUST(30)	104,000		*	104,000	0	*
CARY MARK HURWITZ AND SARAH JANE BARNEY, AS CO-TRUSTEES OF THE CS FAMILY TRUST, DATED SEPTEMBER 13, 2012(31)	26,000		*	26,000	0	*
CHRISTOPHER D. AND KAREN W. JENNINGS	52,000		*	52,000	0	*
KEPMEN CAPITAL(32)	130,000		*	130,000	0	*
DANIEL P. LANDRY	205,249	(33)	1.1%	156,000	49,249	*

7

	Shares Beneficially Owned			Maximum Number of Shares to be	Shares Beneficially Owned After the Sale of the Maximum Number of Shares
NAME OF SELLING STOCKHOLDER	Number(1)		Percentage	Sold Hereunder	Number	Percentage

BLUE EARTH FUND, LP(34)	312,000		1.7%	312,000	0	*
JEFFREY MAROZ	67,575	(35)	*	62,000	5,575	*
SHAWN “CAL” MCALLISTER, AMANDA MCALLISTER	52,000		*	52,000	0	*
DAVID S. NAGELBERG 2003 REVOCABLE TRUST(36)	104,000		*	104,000	0	*
BENJAMIN L. PADNOS	156,000		*	156,000	0	*
DANIEL P. PADNOS JTWROS	52,000		*	52,000	0	*
JONATHAN PADNOS	104,000		*	104,000	0	*
JEFFREY S. PADNOS & MARGARET M. PADNOS JTWROS	104,000		*	104,000	0	*
WILEY MARK PICKETT AND JOANE DRAKE HENNEBERGER PICKETT, TRUSTEES OF THE PICKETT HENNEBERGER FAMILY TRUST DTD 4-23-13 AND ANY AMENDMENTS THERETO(37)	52,000		*	52,000	0	*
NFS/FMTC SEP IRA FBO ERICK RICHARDSON(38)	522,000		2.8%	522,000	0	*
JAMES M. RUCKER	30,000		*	30,000	0	*
PETER A. APPEL	1,044,000		5.5%	1,044,000	0	*
STEPHEN WALKER FAMILY TRUST(39)	208,000		1.1%	208,000	0	*
JAMES TIERNEY	100,000		*	100,000	0	*
VALLEY HIGH LIMITED PARTNERSHIP(40)	260,000		1.4%	260,000	0	*
BRIAN WEITMAN	52,000		*	52,000	0	*
JAY WIVIOTT	60,000	(41	*	52,000	8,000	*
YKA PARTNERS, LLC(42)	104,000		*	104,000	0	*
ZHUGE LIANG, LLC(43)	52,000	(44)	*	40,000	12,000	*
JOHN W STADTLER	26,110		*	26,110	0	*
SCOTT J GEHSMANN	20,888		*	20,888	0	*
RICH SHAPPARD	41,776		*	41,776	0	*
MARIOS KARAYANNIS	26,108		*	26,108	0	*
JOHN RICHARD STAMM	20,888		*	20,888	0	*
JAY D MELDRUM	10,440		*	10,440	0	*
JOSEPH M DIANGELO	26,108		*	26,108	0	*
MILES E EVERSON	52,220		*	52,220	0	*
MICHAEL BURWELL	102,564		*	102,564	0	*
MICHAEL FAHEY	26,108		*	26,108	0	*
CHARLES CHRISTENSEN	76,924		*	76,924	0	*
MARK R DEMICH	20,888		*	20,888	0	*
MARK W BOYER	104,436		*	104,436	0	*
BALLINGTON LIVING TRUST DATED 08/05/2014(45)	52,220		*	52,220	0	*
DONALD P SESTERHENN	52,220		*	52,220	0	*
MICHAEL J MULDOON & PAMELA J MULDOON	26,108		*	26,108	0	*

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	Shares Beneficially Owned		Maximum Number of Shares to be	Shares Beneficially Owned After the Sale of the Maximum Number of Shares
NAME OF SELLING STOCKHOLDER	Number(1)	Percentage	Sold Hereunder	Number	Percentage

JOSEPH ATKINSON	20,888	*	20,888	0	*
DONALD L HULET	20,888	*	20,888	0	*
JOSEPH MICHALCZYK	20,888	*	20,888	0	*
ALAN R AUGENSTEIN	20,888	*	20,888	0	*
JAMES M KOCH	52,220	*	52,220	0	*
SAMIR A MAMMADOV	52,220	*	52,220	0	*
EUCLID P ZURBARAN & CRISTINA ELGARRESTA	20,888	*	20,888	0	*
KEVIN P SMITHSON	10,440	*	10,440	0	*
DAVID B O’NEILL	102,564	*	102,564	0	*
AMARESH TRIPATHY	26,108	*	26,108	0	*
DONALD CAMERON	52,220	*	52,220	0	*
MICHAEL EBEDES	26,108	*	26,108	0	*
CRAIG FRIOU	20,888	*	20,888	0	*
STEPHEN V ZAWOYSKI	20,888	*	20,888	0	*
ANDREW NOLAN	26,108	*	26,108	0	*
KEVIN A HEALY	31,332	*	31,332	0	*
JEFFERY L MILLER & KHRISTEN N ZAR	20,888	*	20,888	0	*
ADAN MARTINEZ	20,888	*	20,888	0	*
DENNIS D HOWARTER & PAMELA J HOWARTER	62,660	*	62,660	0	*
MARK A HERNDON & SARAH HERNDON	26,108	*	26,108	0	*
GARY STERBINSKY	52,220	*	52,220	0	*
KEITH JACKSON	127,414	*	127,414	0	*
BRET GRIFFIN	26,108	*	26,108	0	*
RUSSELL MOORE	52,220	*	52,220	0	*
JORGE MORAZZANI	20,888	*	20,888	0	*
FREDERICK M KELSO	31,332	*	31,332	0	*
MICHAEL P QUACKENBUSH JR	26,108	*	26,108	0	*
JAMES ERIC NICELY & KAREN B. NICELY	20,888	*	20,888	0	*
MATTHEW W. CAMBI	20,888	*	20,888	0	*
JEDIDIAH MARSHALL	20,888	*	20,888	0	*
KEITH A BELOTE	20,888	*	20,888	0	*
MICHAEL L DESAUTELS	26,108	*	26,108	0	*
JONATHAN GRALNICK	26,108	*	26,108	0	*
RONALD J CIASULLI	52,220	*	52,220	0	*
HOWARD ALTSHULER	20,888	*	20,888	0	*
EMILIO DIMATTEO	41,776	*	41,776	0	*
ROBERT W KASTENSCHMIDT	52,220	*	52,220	0	*
JAMES SOMERS	102,564	*	102,564	0	*
JOSE M MARTINEZ	26,108	*	26,108	0	*
MARIO R DELL’AERA JR	208,876	1.1%	208,876	0	*

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	Shares Beneficially Owned		Maximum Number of Shares to be	Shares Beneficially Owned After the Sale of the Maximum Number of Shares
NAME OF SELLING STOCKHOLDER	Number(1)	Percentage	Sold Hereunder	Number	Percentage

DAVID PETTERSON	102,564	*	102,564	0	*
CARLO ALBERICI	26,108	*	26,108	0	*
WENDELL YOUNG	20,888	*	20,888	0	*
RICHARD JEANNERET	76,924	*	76,924	0	*
RAJIV A THADANI	20,888	*	20,888	0	*
ANTHONY D JOHNSTON	52,220	*	52,220	0	*
KEVIN J HERZBERG	26,108	*	26,108	0	*
HAROLD WAYNE SMITH	52,220	*	52,220	0	*
BRIAN L HECKLER	67,884	*	67,884	0	*
KEVIN M BORKOWSKI	20,888	*	20,888	0	*
EDMOND ALLEN MORRISON	26,108	*	26,108	0	*
ALOK MAHAJAN	26,108	*	26,108	0	*
JOHN F MCCARTHY	52,220	*	52,220	0	*
KIM E TOBLER	26,108	*	26,108	0	*
JONATHAN E ANSBACHER	26,108	*	26,108	0	*
MICHAEL E MCLAUGHLIN	20,000	*	20,000	0	*
MICHAEL SNOW	26,108	*	26,108	0	*
KEVIN M MACKENZIE	52,220	*	52,220	0	*
JOSEPH S MCLAUCHLAN	52,220	*	52,220	0	*
ERIC A RISO	52,220	*	52,220	0	*
KURTIS S KRENTZ	52,220	*	52,220	0	*
JAMES R ALDRIDGE	52,220	*	52,220	0	*
JOHN KLINGE	20,888	*	20,888	0	*
JAMES C LESLIE	26,108	*	26,108	0	*
DAVID A FITZ	52,220	*	52,220	0	*
DENIS BERRY	76,924	*	76,924	0	*
WILLIAM E MARX	52,220	*	52,220	0	*
MAZ PARTNERS LP(46)	52,220	*	52,220	0	*
JAMES M GIBBONS & MELISSA H GIBBONS	20,888	*	20,888	0	*
MAJBRITT ROSENBAUM	52,220	*	52,220	0	*
NFS/FMTC ROLLOVER IRA FBO DENIS BERRY(47)	92,592	*	92,592	0	*
PETER RABCEVICS	26,108	*	26,108	0	*
GERARD AND ELIZABETH ALTONJI	26,108	*	26,108	0	*
TIMOTHY A & KATHLEEN M WATKINS	20,888	*	20,888	0	*
CRAIG JEFFREY TAINES	52,000	*	52,000	0	*
RICHARD STEIN	26,000	*	26,000	0	*
VINCENT MAIORANO	52,000	*	52,000	0	*
TARGETED INVESTMENTS 2028 LLC(48)	76,924	*	76,924	0	*
NATIONAL SECURITIES CORP.(49)	210,313	1.1%	210,313	0	*
TOTAL			10,725,969

10

*	Represents beneficial ownership of less than one percent.

(1)	Each unit purchased in the private placement consisted on one share of common stock and one warrant to purchase one share of common stock. Therefore, unless otherwise indicated, of the number of shares beneficially owned by each selling stockholder, 50% represents shares of common stock and 50% represents shares of common stock underlying warrants exercisable from June 27, 2017 to December 27, 2019.

(2)	Mark L. Baum exercises voting and investment authority over the shares held by this selling stockholder. Total includes 450,400 shares of common stock issuable to Mark L. Baum upon the exercise of stock options exercisable within 60 days after January 20, 2017 and 156,000 shares of common stock underlying warrants exercisable from June 27, 2017 to December 27, 2019.

(3)	Includes 112,400 shares of common stock issuable upon the exercise of stock options exercisable within 60 days January 20, 2017 and 39,000 shares of common stock underlying warrants exercisable from June 27, 2017 to December 27, 2019.

(4)	Includes 12,625 shares of common stock issuable upon Mr. Lindstrom’s discontinuation of service as a director and 100,000 shares of common stock underlying warrants exercisable from June 27, 2017 to December 27, 2019.

(5)	Includes 2,498 shares of common stock issuable upon the exercise of stock options exercisable within 60 days January 20, 2017, 26,966 shares of common stock underlying a convertible deferred acquisition obligation and 50,000 shares of common stock underlying warrants exercisable from June 27, 2017 to December 27, 2019.

(6)	Keith Archer exercises voting and investment authority over the shares held by this selling stockholder.

(7)	Includes 13,000 shares of common stock underlying warrants exercisable from June 27, 2017 to December 27, 2019.

(8)	Don Miloni exercises voting and investment authority over the shares held by this selling stockholder.

(9)	Includes 52,000 shares of common stock underlying warrants exercisable from June 27, 2017 to December 27, 2019

(10)	Harvey Bibicoff exercises voting and investment authority over the shares held by this selling stockholder.

(11)	Includes 26,000 shares of common stock underlying warrants exercisable from June 27, 2017 to December 27, 2019.

(12)	Includes 20,000 shares of common stock underlying warrants exercisable from June 27, 2017 to December 27, 2019.

(13)	Includes 104,000 shares of common stock underlying warrants exercisable from June 27, 2017 to December 27, 2019.

(14)	Includes 52,000 shares of common stock underlying warrants exercisable from June 27, 2017 to December 27, 2019.

(15)	Richard Chade exercises voting and investment authority over the shares held by this selling stockholder.

(16)	Includes 26,000 shares of common stock underlying warrants exercisable from June 27, 2017 to December 27, 2019.

(17)	Steven Chapin exercises voting and investment authority over the shares held by this selling stockholder.

(18)	Includes 39,000 shares of common stock underlying warrants exercisable from June 27, 2017 to December 27, 2019.

(19)	Robert Clifford exercises voting and investment authority over the shares held by this selling stockholder.

(20)	Includes 15,000 shares of common stock underlying warrants exercisable within 60 days January 20, 2017 and 30,000 shares of common stock underlying warrants exercisable from June 27, 2017 to December 27, 2019.

(21)	Brett Conrad exercises voting and investment authority over the shares held by this selling stockholder.

(22)	Includes 31,000 shares of common stock underlying warrants exercisable from June 27, 2017 to December 27, 2019.

(23)	Ankur Desai exercises voting and investment authority over the shares held by this selling stockholder.

(24)	Includes 26,000 shares of common stock underlying warrants exercisable from June 27, 2017 to December 27, 2019.

(25)	Steve Gubner exercises voting and investment authority over the shares held by this selling stockholder.

(26)	Includes 78,000 shares of common stock underlying warrants exercisable from June 27, 2017 to December 27, 2019.

(27)	Includes 52,000 shares of common stock underlying warrants exercisable from June 27, 2017 to December 27, 2019.

(28)	Brad Handler exercises voting and investment authority over the shares held by this selling stockholder.

(29)	Includes 6,000 shares of common stock underlying warrants exercisable from June 27, 2017 to December 27, 2019

(30)	James Huggins exercises voting and investment authority over the shares held by this selling stockholder.

(31)	Cary Hurwitz Huggins exercises voting and investment authority over the shares held by this selling stockholder.

(32)	Martin Regan exercises voting and investment authority over the shares held by this selling stockholder.

(33)	Includes 34,000 shares of common stock underlying warrants exercisable within 60 days January 20, 2017 and 78,000 shares of common stock underlying warrants exercisable from June 27, 2017 to December 27, 2019.

(34)	Brett Conrad exercises voting and investment authority over the shares held by this selling stockholder.

(35)	Includes 31,000 shares of common stock underlying warrants exercisable from June 27, 2017 to December 27, 2019.

(36)	David Nagelberg exercises voting and investment authority over the shares held by this selling stockholder.

(37)	Wiley Pickett exercises voting and investment authority over the shares held by this selling stockholder.

(38)	Erick Richardson exercises voting and investment authority over the shares held by this selling stockholder.

(39)	Stephen Walker exercises voting and investment authority over the shares held by this selling stockholder.

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(40)	Emily Fairbairn exercises voting and investment authority over the shares held by this selling stockholder.

(41)	Includes 26,000 shares of common stock underlying warrants exercisable from June 27, 2017 to December 27, 2019.

(42)	Ken Aldrich exercises voting and investment authority over the shares held by this selling stockholder.

(43)	Aaron Grunfeld exercises voting and investment authority over the shares held by this selling stockholder.

(44)	Includes 20,000 shares of common stock underlying warrants exercisable from June 27, 2017 to December 27, 2019

(45)	Edward William Sean Ballington exercises voting and investment authority over the shares held by this selling stockholder.

(46)	Walter Schenker exercises voting and investment authority over the shares held by this selling stockholder.

(47)	Denis Berry exercises voting and investment authority over the shares held by this selling stockholder.

(48)	Christopher Finnerty exercises voting and investment authority over the shares held by this selling stockholder.

(49)	Glenn Worman exercises voting and investment authority over the shares held by this selling stockholder. National Securities Corp. is a member of FINRA and may be deemed to be an underwriter of the shares being sold.

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PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

●	a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the sale of common stock by the selling stockholders.

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The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) one year from the date of effectiveness; (ii) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement; or (iii) the date on which the shares may be sold without manner of sale or volume restrictions pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon for us by Golenbock, Eiseman, Assor Bell & Peskoe, LLP, New York, New York.

EXPERTS

The consolidated financial statements of Imprimis Pharmaceuticals, Inc. and its subsidiaries included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-35814):

●	our Annual Report on Form 10-K for our fiscal year ended December 31, 2015;

●	our Proxy Statement on Schedule 14A for our 2016 annual meeting filed on April 27, 2016;

●	our Quarterly Report on Form 10-Q for our quarter ended March 31, 2016, our Quarterly Report on Form 10-Q for our quarter ended June 30, 2016, and our Quarterly Report on Form 10-Q for our quarter ended September 30, 2016;

●	our Current Reports on Form 8-K filed on January 6, 2016, January 25, 2016, March 3, 2016, March 11, 2016, April 26, 2016, June 7, 2016, June 15, 2016, June 17, 2016, August 11, 2016, September 14, 2016, September 26, 2016, November 9, 2016, November 15, 2016, December 23, 2016 and December 29, 2016; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 7, 2013, including any amendments or reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the documents that have been incorporated by reference into this prospectus, including exhibits to these documents. You should direct any requests for copies to: Imprimis Pharmaceuticals, Inc., 12264 El Camino Real, Suite 350, San Diego, CA 92130, Attention: Investor Relations. You may also make such requests by contacting us at (858) 704-4040.

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